UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2005

ORTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27368	11-3068704
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York (Address of principal executive offices)		10032 (Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As reported in our 8-K filed June 3, 2005, beginning May 27, 2005 and thereafter, we received gross proceeds of $3,186,000 through the issuance of 8% promissory notes due December 31, 2005. The outstanding principal together with all unpaid and accrued interest were to automatically convert into equity securities issued by us in an equity financing or a combination of equity financings wherein we sold our equity securities and received gross proceeds of at least $5,000,000. The promissory notes were to convert to our equity securities at the same price as paid by the purchasers for our equity securities in such financings except that in determining the number of equity securities to be acquired by the note holders, the notes were to be valued at 120% of their principal amounts, plus interest accrued on the original principal amounts before such 20% increase. Subsequently on September 14, 2005 and September 29, 2005 we received an additional $300,000 in 8% promissory notes due December 31, 2005 with similar terms. On October 12, 2005, the promissory notes were amended to reduce the amount of gross proceeds we had to receive in such equity financings to trigger the conversion of the notes to our equity securities, from the original $5,000,000 to $2,514,000. In consideration of this amendment the holders will receive 20,000 seven-year Series F warrants to purchase our common stock at $.50 per common share for each $100,000 of outstanding principal amount of the note that is being converted into our equity securities. As a result of our receipt of gross proceeds of approximately $2,650,000 from the sale of our equity securities on October 12, 2005 all of the notes were converted into an aggregate of 17,205,421 shares of our common stock and Series F warrants to purchase an additional aggregate 9,299,910 shares of common stock at $0.50 per share.

Item 3.02	Unregistered Sales of Equity Securities

On October 12, 2005, we entered into definitive common stock purchase agreements for $3,300,591 in connection with a private placement in which we agreed to issue common stock at a purchase price of $0.25 per share. We have already received gross proceeds of $2,649,541 for which we are issuing 10,598,164 shares. In addition each purchaser will receive our Series F common stock purchase warrants to purchase 50% of the number of common shares purchased. The Series F warrants are exercisable at $0.50 per share. Investors who purchased our common stock and Series F warrants in this current financing in an amount equal to at least 40% of their past cash investments in our January 5, 2005 equity private placement which was completed at $0.83 cents per share (in which they purchased our common stock and our Series E warrants), or who converted our promissory notes on that January 5, 2005 date to shares of our common stock and Series E warrants, had the exercise price of their Series E warrants reduced to $.001 from $1.80 and $1.50 per share. Purchasers whose participation in our current private placement whose holdings would result in ownership in excess of 9.99% of our outstanding common stock were given the option to receive our Series D preferred shares which will be convertible to the same number of shares of our common stock they would otherwise acquire in this current private placement.

The Series F warrants contain certain anti-dilution provisions. We may redeem the Series F warrants at any time after twelve months after their issuance should our common stock trade above $1.00 for ten consecutive trading days.

We are required to file a registration statement registering the shares of the common stock and the shares of our common stock issuable upon exercise of our Series F warrants, which we sold in this current private placement. That registration statement is required to be filed no later than January 6, 2006. We are required to use our best efforts to have the registration statement declared effective within 60 business days thereafter. If the registration statement is not filed by January 6, 2006, or is not declared effective within 90 business days of its filing we must pay the investors cash liquidated damages equal to 1.5% of the amount they invested in the current private placement for the first 30 days of our default, and 1% of the amount invested for each 30 days thereafter.

Burnham Hill Partners, a division of Pali Capital (“BHP”), our placement agent, will receive a cash fee equal to 10% of the gross proceeds (including cash received for our promissory notes, approximately half of which we paid to BHP upon placement of the notes) received by us in this current private placement. BHP will also receive warrants to purchase so many shares of our common stock at an exercise price of $0.30 per common share, equal to 10% of the shares of our common stock and shares of common stock issuable upon conversion of our Series D preferred stock, which we have sold in this current private placement. BHP has the option to take $174,300 of their fee due for conversion of our promissory notes to purchase our common stock and our Series F warrants at the same price as paid by the investors in this current private placement for those securities. Additionally, subject to our receipt of a minimum of $5,000,000 of gross proceeds raised under our Letter Agreement with BHP dated September 23, 2005, placement agent warrants for the purchase of 2,746,376 shares of our common stock at an exercise price of $0.95 per share, which we issued to BHP and its designees in connection with the private placement of our common stock and our Series E warrants which closed on January 5, 2005,will have their exercise price reduced to $0.35 per share. For a period of 36 months ending in October 2008 we shall pay BHP a cash fee of 6% of the proceeds we receive from the exercise of any of our warrants issued to investors who paid cash for our securities.

For a period of nine months following the completion of this current financing, BHP shall have the right to act as our exclusive placement agent in connection with our subsequent financings. During this time, BHP will be entitled to an industry standard fee for completion of a strategic transaction by us. BHP in its sole discretion may apply all or a portion of the $250,000 advisory fee it earned under the advisory agreement between us and BHP dated January 4, 2005, as the purchase price for the common stock and Series F warrants we sold in this current financing.

Pursuant to the terms of the Common Stock Purchase Agreements, we may enter into subsequent closings on this Private Placement prior to the close of business on October 31, 2005. Additionally, the purchasers in the Private Placement may increase their investment by an amount equal to 50% of their initial investment in this Private Placement prior to the close of business on October 31, 2005. This report on Form 8-K is not an offer to sell, or the solicitation of an offer to buy our common stock or Series F warrants.

The sale of our common stock and our Series F warrants in our current private placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to the provisions of Regulation D promulgated under the Act, since all the purchasers were accredited investors, as that term is defined in Rule 501 in Regulation D.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
-----------	-----------

4.1	Form of Allonge (modifies the promissory notes).
4.2	Form of Series F Warrant.
4.3	Letter Agreement defining the conditions to reduce the exercise price of the Series E Warrants.
10.1	Form of Common Stock Purchase Agreement.
10.2	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2005

ORTEC INTERNATIONAL, INC.

By: /s/ Alan W. Schoenbart

Alan W. Schoenbart

Chief Financial Officer